UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 11, 2010
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On March 11, 2010, the Compensation Committee of the Board of Directors of Graham Corporation (the “Company”) approved increases to the base salaries of Graham’s named executive officers, to be effective April 1, 2010, as follows:

			New
Named Executive Officer	Current Base Salary	Percentage Increase	Base Salary
James R. Lines,	$265,000	3.8%	$275,000
President and Chief Executive Officer

Jeff Glajch,	$210,000	3.0%	$216,300
Vice President — Finance & Administration and Chief Financial Officer

Alan Smith,	$178,190	3.0%	$183,536
Vice President of Operations

Jennifer Condame,	$128,750	3.0%	$132,613
Controller and Chief Accounting Officer

          On March 11, 2010, the Compensation Committee also increased Mr. Lines’ target percentage under the Company’s Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives (the “Stock Bonus Plan”) from 35% to 42%, commencing with the fiscal year beginning April 1, 2010. The Stock Bonus Plan is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 17, 2009 under the heading “Compensation of Named Executive Officers and Directors — Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation.”
Item 8.01. Other Events.
          On March 11, 2010, the Company issued a press release announcing the payment of a cash dividend. The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 11, 2010 of Graham Corporation regarding the payment of a cash dividend.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: March 15, 2010	By:	/s/ Jeff Glajch
Jeff Glajch
Vice President — Finance & Administration and Chief Financial Officer

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